Exhibit 24.1


                               POWER OF ATTORNEY


         The undersigned, acting in the capacity or capacities stated opposite their respective names below, hereby severally constitute and appoint Jennifer Lowry, William R. Luraschi and Peter K. Ingerman and each of them with full power to act alone, our true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which they deem necessary or advisable for AES NY, L.L.C., a Delaware limited liability company ("AES NY"), acting in its capacity as general partner of AES Eastern Energy, L.P., a Delaware limited partnership ("AES Eastern"), to enable AES Eastern to comply with the Securities Exchange Act of 1934, as amended, in connection with the execution and filing of the Annual Report on Form 10-K of AES Eastern for the year ended December 31, 2000 and any related registration statements, amendments, post-effective amendments or supplements thereto, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the AES NY, for itself or as general partner of AES Eastern, and the names of the undersigned directors and officers in the capacities indicated below.

         This Power of Attorney may be executed in counterparts, which together shall constitute one and the same instrument.

Signature                          Title                            Date
------------------- ------------------------------------------- --------------


/s/ Dan Rothaupt     President (Chief Executive Officer) and      March 29, 2001
-------------------  Class A Director of AES NY, L.L.C.
Dan Rothaupt


/s/ John Ruggirello  Vice President and Class A Director of       March 29, 2001
-------------------  AES NY, L.L.C.
John Ruggirello


/s/ Roger F. Naill   Class A Director of AES NY, L.L.C.           March 29, 2001
-------------------
Roger F. Naill

/s/ Michael Romaniw  Vice President and Treasurer                 March 29, 2001
-------------------  (principal financial officer)
Michael Romaniw       of AES NY, L.L.C.